EXHIBIT 99.1

NEWS RELEASE

Contact:  Connie Chandler

Investor Relations

Tele: 714-573-1121

Email: investor_relations@mflex.com

M-FLEX REVISES UPWARD ITS FISCAL FIRST QUARTER EARNINGS GUIDANCE

The company also announces participation in upcoming investor conference

Anaheim, CA, Dec. 28, 2005 – Multi-Fineline Electronix, Inc. (NASDAQ: MFLX), a leading global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry, said today that it is revising upward its estimates for earnings for its fiscal first quarter ending December 31, 2005.

The company currently expects its net income for the fiscal first quarter to range between $15.0 and $17.5 million. On November 4, 2005, the company had estimated earnings to be in the range of $11.0 to $12.4 million.

According to M-Flex’s chairman and chief executive officer, Phil Harding, the higher than expected earnings forecast is based on the increased leveraging of fixed costs on what are expected to be exceptionally strong wireless communications sales during the quarter.

“While our first quarter is historically our strongest, primarily due to holiday sales of mobile handset devices, we expect to outperform our earlier expectations. Regarding the fiscal second quarter, at this point in time, it is too soon for us to know the extent to which the expected increased sales in this quarter will affect the seasonal downward trend which we typically experience during the quarter ending March 31,” Harding said.

In addition, M-Flex said that members of its executive team will present at the following upcoming investor conference:

The Eighth Annual Needham Growth Conference

The Palace Hotel

455 Madison Ave

New York, New York 10022

Wednesday, Jan. 11, 2006 10:30 – 11:00 a.m. Eastern time

Presenters:  Phil Harding, chairman and chief executive officer

Craig Riedel, chief financial officer

To access the live audio webcast of this presentation, visit the M-Flex Investor Relations page at www. mflex.com. An archived version of the event will be available for approximately 60 days following the event.

About M-Flex

M-Flex (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry. The company is one of a limited number of manufacturers that provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The company targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the company’s products include mobile phones and smart mobile devices, portable bar code scanners, personal digital assistants, power supplies and consumable medical sensors. M-Flex completed its initial public offering in June 2004, and its common stock is quoted on the Nasdaq National Market under the symbol MFLX.

Certain statements in this news release are forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, statements and predictions regarding revenues, net sales, net income, growth of the company’s sales and business, and seasonal trends in the company’s financial results. Additional forward-looking statements include, but are not limited to, statements pertaining to other financial items, plans, strategies or objectives of management for future operations, the company’s future operations and financial condition or prospects, and any other statement that is not historical fact, including any statement which is preceded by the words “will,” “expect,” “estimate,” “believe,” or similar words. For all of the foregoing forward-looking statements, the company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the company’s expectations. Important factors that could cause actual results to differ materially from those stated or implied by the company’s forward-looking statements include the impact of changes in demand for the company’s products, the company’s success with new and current customers, changed delivery schedules for the company’s products, the company’s effectiveness in managing manufacturing processes and costs, the degree to which the company is able to utilize available manufacturing capacity and execute its strategic plans, pricing changes with its customers, the impact of competition and of technological advances, changes in the company’s overall effective tax rate, the results of audits in the United States and China, and other risks detailed from time to time in the company’s SEC reports, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2005. These forward-looking statements represent the company’s judgment as of the date of this release. The company disclaims any intent or obligation to update these forward-looking statements.